Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President, Investor Relations, or

Carlynn Finn, Senior Manager, Investor Relations

(617) 796-8222

www.cwhreit.com

CommonWealth REIT Announces 2012 Third Quarter Results

Newton, MA (November 7, 2012): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter and nine months ended September 30, 2012.

Results for the Quarter Ended September 30, 2012:

Normalized funds from operations, or Normalized FFO, available for CommonWealth REIT common shareholders for the quarter ended September 30, 2012 was $69.3 million, or $0.83 per share basic and diluted, compared to Normalized FFO available for CommonWealth REIT common shareholders for the quarter ended September 30, 2011 of $70.0 million, or $0.86 per share basic and diluted.

Net (loss) income available for CommonWealth REIT common shareholders was ($122,000) for the quarter ended September 30, 2012, compared to $14.7 million for the same quarter last year.  Net (loss) income available for CommonWealth REIT common shareholders per share, basic and diluted (EPS), for the quarters ended September 30, 2012 and 2011 was $0.00 and $0.18, respectively.  Net income for the quarter ended September 30, 2012 includes a gain of $1.7 million, or $0.02 per share, on the sale of properties.  Net income for the quarter ended September 30, 2011 includes gains of $7.0 million, or $0.09 per share, on the sale of properties and $11.2 million, or $0.14 per share, from the issuance of shares by an equity investee, partially offset by a loss on asset impairment of $9.2 million, or $0.11 per share.

The weighted average number of basic and diluted common shares outstanding was 83,745,315 and 91,043,480, respectively, for the quarter ended September 30, 2012, and 81,535,596 and 88,833,761, respectively, for the quarter ended September 30, 2011.

A reconciliation of net income attributable to CommonWealth REIT, determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, available for CommonWealth REIT common shareholders and Normalized FFO available for CommonWealth REIT common shareholders for the quarters ended September 30, 2012 and 2011 appears below in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Nine Months Ended September 30, 2012:

Normalized FFO available for CommonWealth REIT common shareholders for the nine months ended September 30, 2012 was $215.1 million, or $2.57 per share basic and diluted, compared to Normalized FFO available for CommonWealth REIT common shareholders for the nine months ended September 30, 2011 of $197.8 million, or $2.63 per share basic and $2.62 per share diluted.

Net income available for CommonWealth REIT common shareholders was $12.0 million for the nine months ended September 30, 2012, compared to $61.9 million for the same period last year.  Net income available for CommonWealth REIT common shareholders per share, basic and diluted (EPS), for the nine months ended September 30, 2012 and 2011 was $0.14 and $0.82, respectively.  Net income for the nine months ended September 30, 2012 includes gains of $2.0 million, or $0.02 per share, on the sale of properties.  Net income for the nine months ended September 30, 2011 includes gains of $41.6 million, or $0.55 per share, from the sale of properties and $11.2 million, or $0.15 per share, from the issuance of shares by an equity investee, partially offset by a loss on asset impairment of $9.2 million, or $0.12 per share.

The weighted average number of basic and diluted common shares outstanding was 83,731,371 and 91,029,536, respectively, for the nine months ended September 30, 2012, and 75,307,315 and 82,605,480, respectively, for the nine months ended September 30, 2011.

A reconciliation of net income attributable to CommonWealth REIT determined according to GAAP to FFO available for CommonWealth REIT common shareholders and Normalized FFO available for CommonWealth REIT common shareholders for the nine months ended September 30, 2012 and 2011 appears below in this press release.

Occupancy and Leasing Results:

As of September 30, 2012, 84.5% of CWH’s total square feet was leased, compared to 84.1% as of September 30, 2011.

CWH entered into lease renewals for 942,000 square feet and new leases for 385,000 square feet during the quarter ended September 30, 2012 which had weighted average rental rates that were 2% below prior rents for the same space.  Average lease terms for leases entered into during the third quarter of 2012 were 6.0 years.  Commitments for tenant improvements, leasing commission costs and concessions for leases entered during the quarter ended September 30, 2012 totaled $2.13 per square foot per year of lease term on average.

Recent Acquisition and Sales Activities:

Since the announcement of 2012 second quarter results on August 8, 2012, CWH (excluding Select Income REIT, or SIR) has acquired three previously disclosed central business district, or CBD, office properties with a combined 1.4 million square feet for an aggregate purchase price of $255.5 million, including the assumption of $156.3 million of mortgage debt and excluding closing costs.  These three CBD office properties are located in Columbia, SC and Indianapolis, IN.

In addition, since August 8, 2012, CWH (excluding SIR) has sold one vacant suburban office property with approximately 209,000 square feet located in Foxborough, MA for $9.9 million, excluding closing costs.

Recent Financing Activities:

In July 2012, CWH issued $175.0 million of 5.75% unsecured senior notes due in 2042, raising net proceeds of $169.0 million.  CWH used the net proceeds from these notes to redeem in August 2012 all 6,000,000 shares of its 7 1/8% series C preferred stock for par plus accrued and unpaid distributions (approximately $150.0 million), and used any excess proceeds to partially fund the acquisitions listed above.

Also in July 2012, CWH prepaid at par all $191.0 million of its 6.50% unsecured senior notes due in 2013, using cash on hand and borrowings under its revolving credit facility.

Presentation:

Unless otherwise noted, the amounts reported above are on a consolidated basis and, as such, include the results of CWH’s consolidated subsidiary, SIR, including the effect of SIR’s minority interests since March 2012, when SIR became a separate publicly traded company.

SIR is itself a public company having common shares registered under the Securities Exchange Act of 1934, as amended.  For further information about SIR and its subsidiaries, please see SIR’s periodic reports and other filings with the Securities and Exchange Commission, or SEC, which are available at the SEC’s website at www.sec.gov.  References in this press release to SIR’s filings with the SEC are included to identify the source of SIR information only, and the information in SIR’s filings with the SEC is not incorporated by reference into this press release.

Conference Call:

Later today, at 10:00 a.m. Eastern Time, Adam Portnoy, President and Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter ended September 30, 2012.

The conference call telephone number is (800) 288-8961.  Participants calling from outside the United States and Canada should dial (612) 332-0335.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, November 14, 2012.  To hear the replay, dial (320) 365-3844.  The replay pass code is 260119.

A live audio webcast of the conference call will also be available in a listen only mode on CWH’s website, which is located at www.cwhreit.com.  Participants wanting to access the webcast should visit CWH’s website about five minutes before the call.  The archived webcast will be available for replay on CWH’s website for about one week after the call.

The recording and retransmission in any way of CWH’s third quarter conference call is strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s Third Quarter 2012 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.  CWH’s website is not incorporated as part of this press release.

CommonWealth REIT is a real estate investment trust which primarily owns office properties located throughout the United States.  CWH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition and for an explanation of our calculation of FFO and Normalized FFO.

CommonWealth REIT

Condensed Consolidated Statements of Income, Funds from Operations and Normalized Funds from Operations

(amounts in thousands)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Rental income	$261,661	$241,785	$768,281	$670,396

Expenses:
Operating expenses	112,577	104,683	324,760	285,703
Depreciation and amortization	63,437	56,389	188,340	159,072
General and administrative	14,592	11,692	40,266	34,275
Loss on asset impairment	-	9,247	-	9,247
Acquisition related costs	1,066	4,805	5,002	9,722
Total expenses	191,672	186,816	558,368	498,019

Operating income	69,989	54,969	209,913	172,377

Interest and other income	399	320	1,100	1,395
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $1,001, $1,515, $2,752 and $5,467, respectively)	(51,138)	(49,423)	(150,481)	(145,037)
(Loss) gain on early extinguishment of debt	(220)	310	(1,895)	310
Equity in earnings of investees	2,868	2,768	8,655	8,390
Gain on issuance of shares by an equity investee	-	11,177	-	11,177
Income from continuing operations before income tax expense	21,898	20,121	67,292	48,612
Income tax expense	(1,322)	(307)	(1,906)	(743)
Income from continuing operations	20,576	19,814	65,386	47,869
Discontinued operations:
Income from discontinued operations	-	1,720	-	5,669
Net gain on sale of properties from discontinued operations	-	7,001	-	41,573
Income before gain on sale of properties	20,576	28,535	65,386	95,111
Gain on sale of properties	1,689	-	2,039	-
Net income	22,265	28,535	67,425	95,111
Net income attributable to noncontrolling interest	(4,647)	-	(10,062)	-
Net income attributable to CommonWealth REIT	17,618	28,535	57,363	95,111
Preferred distributions	(12,755)	(13,823)	(40,401)	(33,162)
Excess redemption price paid over carrying value of preferred shares	(4,985)	-	(4,985)	-
Net (loss) income available for CommonWealth REIT common shareholders	$(122)	$14,712	$11,977	$61,949

Amounts attributable to CommonWealth REIT common shareholders:
(Loss) income from continuing operations	$(122)	$5,991	$11,977	$14,707
Income from discontinued operations	-	1,720	-	5,669
Net gain on sale of properties from discontinued operations	-	7,001	-	41,573
Net (loss) income	$(122)	$14,712	$11,977	$61,949

CommonWealth REIT

Condensed Consolidated Statements of Income, Funds from Operations and Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

		Quarter Ended September 30,		Nine Months Ended September 30,
		2012	2011	2012	2011
Calculation of FFO:(1)
Net income attributable to CommonWealth REIT		$17,618	$28,535	$57,363	$95,111
Plus:	depreciation and amortization from continuing operations	63,437	56,389	188,340	159,072
Plus:	depreciation and amortization from discontinued operations	-	1,336	-	4,467
Plus:	loss on asset impairment from continuing operations	-	9,247	-	9,247
Plus:	FFO from investees	5,472	4,918	16,070	14,476
Plus:	net income attributable to noncontrolling interest	4,647	-	10,062	-
Less:	FFO attributable to noncontrolling interest	(5,796)	-	(12,270)	-
Less:	gain on sale of properties	(1,689)	-	(2,039)	-
Less:	net gain on sale of properties from discontinued operations	-	(7,001)	-	(41,573)
Less:	equity in earnings of investees	(2,868)	(2,768)	(8,655)	(8,390)
FFO attributable to CommonWealth REIT		80,821	90,656	248,871	232,410
Less:	preferred distributions	(12,755)	(13,823)	(40,401)	(33,162)
FFO available for CommonWealth REIT common shareholders		$68,066	$76,833	$208,470	$199,248

Calculation of Normalized FFO:(1)
FFO attributable to CommonWealth REIT		$80,821	$90,656	$248,871	$232,410
Plus:	acquisition related costs from continuing operations	1,066	4,805	5,002	9,722
Plus:	acquisition related costs from discontinued operations	-	5	-	148
Plus:	normalized FFO from investees	5,633	5,142	16,293	15,175
Plus:	loss (gain) on early extinguishment of debt from continuing operations	220	(310)	1,895	(310)
Less:	early extinguishment of debt settled in cash	-	(232)	-	(232)
Plus:	average minimum rent from direct financing lease	329	329	987	768
Plus:	FFO attributable to noncontrolling interest	5,796	-	12,270	-
Less:	normalized FFO attributable to noncontrolling interest	(5,968)	-	(12,641)	-
Less:	FFO from investees	(5,472)	(4,918)	(16,070)	(14,476)
Less:	interest earned from direct financing lease	(353)	(432)	(1,119)	(1,036)
Less:	gain on issuance of shares by an equity investee	-	(11,177)	-	(11,177)
Normalized FFO attributable to CommonWealth REIT		82,072	83,868	255,488	230,992
Less:	preferred distributions	(12,755)	(13,823)	(40,401)	(33,162)
Normalized FFO available for CommonWealth REIT common shareholders		$69,317	$70,045	$215,087	$197,830

Weighted average common shares outstanding – basic		83,745	81,536	83,731	75,307

Weighted average common shares outstanding – diluted(2)		91,043	88,834	91,029	82,605

Per common share:
(Loss) income from continuing operations attributable to CommonWealth REIT common shareholders – basic and diluted		$-	$0.07	$0.14	$0.20
Income from discontinued operations attributable to CommonWealth REIT common shareholders – basic and diluted		$-	$0.11	$-	$0.63
Net (loss) income available for CommonWealth REIT common shareholders – basic and diluted		$-	$0.18	$0.14	$0.82
FFO available for CommonWealth REIT common shareholders – basic		$0.81	$0.94	$2.49	$2.65
FFO available for CommonWealth REIT common shareholders – diluted		$0.81	$0.93	$2.49	$2.64
Normalized FFO available for CommonWealth REIT common shareholders – basic		$0.83	$0.86	$2.57	$2.63
Normalized FFO available for CommonWealth REIT common shareholders – diluted		$0.83	$0.86	$2.57	$2.62

CommonWealth REIT

Condensed Consolidated Statements of Income, Funds from Operations and Normalized Funds from Operations (continued)

(amounts in thousands)

(unaudited)

(1)     CWH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, loss on asset impairment, net income attributable to noncontrolling interest and FFO from equity investees, less gain or loss on sale of properties, earnings from equity investees and FFO attributable to noncontrolling interest.  CWH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because it excludes acquisition related costs, gains from issuance of shares by equity investees, gain and loss on early extinguishment of debt unless settled in cash, the difference between average minimum rent and interest earned from CWH’s direct financing lease and the difference between FFO and Normalized FFO from equity investees and noncontrolling interest.  CWH considers FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income and cash flow from operating, investing and financing activities. CWH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of our operating performance between periods.  FFO and Normalized FFO are among the factors considered by CWH’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain CWH’s status as a REIT, limitations in its credit facilities, term loan agreements and public debt covenants, the availability of debt and equity capital to CWH, CWH’s cash available for distribution, CWH’s expectation of its future capital requirements and operating performance and CWH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of CWH’s financial performance or liquidity, nor are FFO and Normalized FFO necessarily indicative of sufficient cash flow to fund all of CWH’s needs.  CWH believes FFO and Normalized FFO may facilitate an understanding of its consolidated historical operating results.  These measures should be considered in conjunction with net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income, and cash flow from operating activities as presented in CWH’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than CWH.

(2)   As of September 30, 2012, CWH’s 15,180 outstanding series D preferred shares were convertible into 7,298 common shares.  The effect of a conversion of CWH’s series D convertible preferred shares on income from continuing operations available for CommonWealth REIT common shareholders per share is anti-dilutive to income, but dilutive to FFO and Normalized FFO for most periods presented.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders, diluted Normalized FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net (loss) income available for CommonWealth REIT common shareholders	$(122)	$14,712	$11,977	$61,949
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
Net income available for CommonWealth REIT common shareholders – diluted	$6,045	$20,879	$30,478	$80,450

FFO available for CommonWealth REIT common shareholders	$68,066	$76,833	$208,470	$199,248
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
FFO available for CommonWealth REIT common shareholders – diluted	$74,233	$83,000	$226,971	$217,749

Normalized FFO available for CommonWealth REIT common shareholders	$69,317	$70,045	$215,087	$197,830
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
Normalized FFO available for CommonWealth REIT common shareholders – diluted
	$75,484	$76,212	$233,588	$216,331

Weighted average common shares outstanding – basic	83,745	81,536	83,731	75,307
Effect of dilutive Series D preferred shares	7,298	7,298	7,298	7,298
Weighted average common shares outstanding – diluted	91,043	88,834	91,029	82,605

CommonWealth REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	As of September 30,	As of December 31,
	2012	2011
ASSETS
Real estate properties:
Land	$1,531,466	$1,450,154
Buildings and improvements	6,331,605	5,794,078
	7,863,071	7,244,232
Accumulated depreciation	(1,045,477)	(934,170)
	6,817,594	6,310,062
Acquired real estate leases, net	371,929	343,917
Equity investments	178,996	177,477
Cash and cash equivalents	72,680	192,763
Restricted cash	13,631	7,869
Rents receivable, net of allowance for doubtful accounts of $11,798 and $12,575, respectively	246,313	217,592
Other assets, net	245,812	197,346
Total assets	$7,946,955	$7,447,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$160,000	$100,000
SIR revolving credit facility	92,000	-
Senior unsecured debt, net	3,029,652	2,845,030
Mortgage notes payable, net	869,384	632,301
Accounts payable and accrued expenses	143,192	158,272
Assumed real estate lease obligations, net	70,587	70,179
Rent collected in advance	25,883	37,653
Security deposits	24,191	23,779
Due to related persons	31,942	11,295
Total liabilities	4,446,831	3,878,509

Shareholders’ equity:
Shareholder’s equity attributable to CommonWealth REIT:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series C preferred shares; 7 1/8% cumulative redeemable since February 15, 2011; zero and 6,000,000 shares issued and outstanding, respectively, aggregate liquidation preference $150,000	-	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 shares issued and outstanding, aggregate liquidation preference $275,000	265,391	265,391
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 83,804,068 and 83,721,736 shares issued and outstanding, respectively	838	837
Additional paid in capital	3,585,964	3,614,079
Cumulative net income	2,539,684	2,482,321
Cumulative other comprehensive loss	(1,044)	(4,709)
Cumulative common distributions	(2,951,618)	(2,826,030)
Cumulative preferred distributions	(518,215)	(476,657)
Total shareholders’ equity attributable to CommonWealth REIT	3,289,270	3,568,517
Noncontrolling interest	210,854	-
Total shareholders’ equity	3,500,124	3,568,517
Total liabilities and shareholders’ equity	$7,946,955	$7,447,026

(END)